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                                                                    EXHIBIT 10.5

                           EMPLOYEE MATTERS AGREEMENT

     This EMPLOYEE MATTERS AGREEMENT (the "Agreement") is entered into as of May 28, 2000, by and between Methode Electronics, Inc., a Delaware corporation ("Methode"), and Stratos Lightwave, Inc., a Delaware corporation ("Stratos"). Capitalized terms used and not otherwise defined herein are defined in Article 1 of this Agreement.

                                    RECITALS:

     WHEREAS, Methode and Stratos have entered into that certain Master Separation Agreement as of the date hereof (the "Master Separation Agreement"), pursuant to which, among other things, Methode has contributed and transferred to Stratos, all of the capital stock and similar equity interests held by Methode in subsidiaries and other entities that conduct the Opto Business, and all other assets and liabilities associated with such business, in exchange for shares of Stratos common stock; and

     WHEREAS, in connection with the transactions contemplated by the Master Separation Agreement, Methode and Stratos desire to allocate between themselves the responsibilities, obligations and liabilities relating to the compensation and employee benefits of the Stratos employees and certain other employee matters in connection with such separation, on the terms set forth herein.

     NOW, THEREFORE, in consideration of the foregoing, and the covenants and agreements set forth below, the parties hereto agree as follows.

                                    ARTICLE 1
                                   DEFINITIONS

     For purposes of this Agreement, the following terms shall have the meanings ascribed to them below.

     "401(k) PLAN," when immediately preceded by "Methode," means the Methode 401(k) Savings Plan, a defined contribution plan. When immediately preceded by "Stratos," "401(k) Plan" means the defined contribution plan to be established by Stratos pursuant to Section 2.2 and Article 3.

     "AD&D PLAN," when immediately preceded by "Methode," means the accidental death and dismemberment program under the Methode Group Insurance Plan. When immediately preceded by "Stratos," "AD&D Plan" means the accidental death and dismemberment plan to be established by Stratos pursuant to Sections 2.2 and 4.4.

     "AFFILIATE" of a Person means any Person Controlling, Controlled by or under common Control with that Person.

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     "ANCILLARY AGREEMENTS" has the meaning set forth in the Master Separation
Agreement.

     "COBRA" means the continuation coverage requirements for "group health plans" under Title X of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended from time to time and as codified in Code Section 4980B and ERISA Sections 601 through 608.

     "CODE" means the Internal Revenue Code of 1986, as amended from time to time, together with the rules and regulations promulgated thereunder.

     "CONTRIBUTION DATE" has the meaning set forth in the Master Separation Agreement.

     "CONTROL" means the possession, direct or indirect, of the power to direct or cause the direction of the management or the policies of a Person, whether through the ownership of voting securities, by contract or otherwise. "Controlling" and "Controlled" have the corollary meanings ascribed thereto.

     "DISABILITY PLAN," when immediately preceded by "Methode," means the Methode Disability Plan which consists of the Methode Short-Term Disability Plan and the long-term disability insurance program under the Methode Group Insurance Plan. When immediately preceded by "Stratos," "Disability Plan" means the Stratos Short-Term Disability Plan and the Stratos Long-Term Disability Plan, to be established by Stratos pursuant to Sections 2.2 and 4.5.

     "DISTRIBUTION" has the meaning set forth in the Master Separation
Agreement.

     "DISTRIBUTION DATE" has the meaning set forth in the Master Separation Agreement.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

     "FMLA" means the Family and Medical Leave Act of 1993, as amended from time to time.

     "GROUP LIFE PLAN," when immediately preceded by "Methode," means the group life insurance program under the Methode Group Insurance Plan. When immediately preceded by "Stratos," "Group Life Plan" means the group life plan to be established by Stratos pursuant to Sections 2.2 and 4.3.

     "HCFA" means the United States Health Care Financing Administration.

     "HEALTH AND WELFARE PLANS," when immediately preceded by "Methode," means the Methode Group Insurance Plan, the Methode Section 125 Plan, and such other welfare plans or programs as may apply to Methode Employees as of the Distribution Date. When immediately preceded by "Stratos," "Health and Welfare Plans" means the Stratos Health Plans and the Stratos Section 125 Plan.


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     "HEALTH PLANS," when immediately preceded by "Methode," means the Methode
Group Insurance Plan and any similar or successor plans. When immediately preceded by "Stratos," "Health Plans" means the medical, HMO, vision and dental plans to be established by Stratos pursuant to Section 2.2 and Article 4.

     "HMO" means a health maintenance organization that provides benefits under the Methode Health Plans or the Stratos Health Plans.

     "IRS" means the Internal Revenue Service.

     "LEAVE OF ABSENCE PLANS," when immediately preceded by "Methode," means the personal, medical/disability, military, and FMLA leave offered from time to time under the personnel policies and practices of Methode. When immediately preceded by "Stratos," "Leave of Absence Plans" means the leave of absence programs to be established by Stratos pursuant to Sections 2.2 and 4.8.

     "LIABILITIES" means all debts, liabilities, guarantees, assurances, commitments, and obligations, whether fixed, contingent or absolute, asserted or unasserted, matured or unmatured, liquidated or unliquidated, known or unknown, whether at law or in equity (including any right of contribution), and whether arising under any contract or agreement, by operation of law or otherwise.

     "LONG-TERM DISABILITY PLAN," when immediately preceded by "Methode," means the long-term disability program under the Methode Group Insurance Plan. When immediately preceded by "Stratos," Long-Term Disability Plan" means the long-term disability plan to be established by Stratos pursuant to Section 2.2 and Subsection 4.5(b).

     "METHODE EMPLOYEE" means an individual who, on the Distribution Date, is:
(a) either actively employed by, or on leave of absence from, the Methode Group;
(b) a Methode Terminated Employee; or (c) an employee or group of employees designated as Methode Employees by Methode and Stratos, by mutual agreement.

     "METHODE GROUP" means Methode and each Subsidiary and Affiliate of Methode (or any predecessor organization thereof), other than members of the Stratos Group.

     "METHODE STOCK VALUE" means the closing per-share price of Methode common stock as listed on Nasdaq on the last trading day before the Record Date for the Distribution.

     "METHODE TERMINATED EMPLOYEE" means any individual who is a former employee of the Methode Group and who, on the Distribution Date, is not a Stratos Transferred Employee.

     "NASDAQ" means the Nasdaq National Market.

     "OPTION," when immediately preceded by "Methode," means an option to purchase Methode common stock pursuant to Methode's 1997 Stock Plan. When immediately preceded


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by "Stratos," "Option" means an option to purchase Stratos common stock pursuant to the Stratos 2000 Stock Plan.

     "OPTO BUSINESS" has the meaning set forth in the Master Separation
Agreement.

     "OUTSOURCE" has the meaning set forth in Section 4.9(c).

     "PARTICIPATING COMPANY" means: (a) Methode; (b) any Person (other than an individual) that Methode has approved for participation in, has accepted participation in, and which is participating in, a Plan sponsored by Methode; and (c) any Person (other than an individual) which, by the terms of such Plan, participates in such Plan or any employees of which, by the terms of such Plan, participate in or are covered by such Plan.

     "PERSON" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, and a governmental entity or any department, agency or political subdivision thereof.

     "PLAN" means any plan, policy, program, payroll practice, arrangement, contract, trust, insurance policy, or any agreement or funding vehicle providing compensation or benefits to employees, former employees, directors or consultants of Methode or Stratos.

     "QMCSO" means a medical child support order which qualifies under ERISA
Section 609(a) and which creates or recognizes the existence of an alternate recipient's right to, or assigns to an alternate recipient the right to, receive benefits for which a participant or beneficiary is eligible under any of the Health Plans.

     "RATIO" means the ratio determined by dividing the Stratos Stock Value by the Methode Stock Value.

     "RECORD DATE" means the close of business on the date to be determined by the Board of Directors of Methode as the record date for determining the stockholders of Methode entitled to receive shares of common stock of Stratos in the Distribution.

     "RESTRICTED STOCK," when immediately preceded by "Methode," means shares of Methode common stock that are subject to transfer restrictions or to employment and/or performance vesting conditions, pursuant to Methode's Incentive Stock Award Plan. When immediately preceded by "Stratos," "Restricted Stock" means shares of Stratos common stock that are subject to transfer restrictions or to employment and/or performance vesting conditions, pursuant to the Stratos 2000 Stock Plan.

     "SEC" means the United States Securities and Exchange Commission.

     "SECTION 125 PLAN," when immediately preceded by "Methode," means the Methode Medical Benefits Tax Exemption Plan. When immediately preceded by "Stratos," "Section 125


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Plan" means the Stratos Premium Plan, the Stratos Medical Benefits Tax Exemption
Plan to be established by Stratos pursuant to Sections 2.2 and 4.6.

     "SHORT-TERM DISABILITY PLAN," when immediately preceded by "Methode," means the Methode Short-Term Weekly Benefit Plan. When immediately preceded by "Stratos," Short- Term Disability Plan" means the short-term disability plan to be established by Stratos pursuant to Sections 2.2 and Subsection 4.5(a).

     "STRATOS CLAIMS" has the meaning set forth in Section 4.9(a).

     "STRATOS EMPLOYEE" means any individual who is: (a) either actively employed by, or on leave of absence from, the Stratos Group on the Contribution Date; (b) a Stratos Terminated Employee; or (c) any other employee or group of employees designated as Stratos Employees (as of the specified date) by Methode and Stratos by mutual agreement.

     "STRATOS GROUP" means Stratos and each Subsidiary and Affiliate of Stratos immediately after the Contribution Date, or that is contemplated to be a Subsidiary or Affiliate of Stratos pursuant to the Non-U.S. Plan and each Person that becomes a Subsidiary or Affiliate of Stratos after the Contribution Date, other than members of the Methode Group.

     "STRATOS STOCK VALUE" means the opening per-share price of Stratos common stock as listed on Nasdaq on the first trading day after the Record Date for the Distribution.

     "STRATOS TERMINATED EMPLOYEE" means any individual who is: (a) a former employee of the Methode Group who was terminated from the Opto Business on or before the Contribution Date; or (b) a former employee of the Stratos Group. Notwithstanding the foregoing, "Stratos Terminated Employee" shall not, unless otherwise expressly provided to the contrary in this Agreement, include: (a) an individual who is a Methode Employee at the Distribution Date; or (b) an individual who is otherwise a Stratos Terminated Employee, but who is subsequently employed by the Methode Group prior to the Distribution Date.

     "STRATOS TRANSFERRED EMPLOYEE" means any individual who, as of the Distribution Date, is: (a) either actively employed by, or on a leave of absence from, the Stratos Group; (b) a Stratos Terminated Employee; or (c) an employee or group of employees designated by Methode and Stratos, by mutual agreement, as Stratos Transferred Employees. An employee may be a Stratos Transferred Employee pursuant to this Section regardless of whether such employee is, as of the Distribution Date, alive, actively employed, on a temporary leave of absence from active employment, on layoff, terminated from employment, retired or on any other type of employment or post-employment status relative to a Methode Plan, and regardless of whether, as of the Distribution Date, such employee is then receiving any coverage under or benefits from a Methode Plan.

     "SUBSIDIARY" has the meaning set forth in the Master Separation Agreement.


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     "WORKERS' COMPENSATION PLAN," when immediately preceded by "Methode," means the Methode Workers' Compensation Plan, comprised of the various arrangements established by a member of the Methode Group to comply with the workers' compensation requirements of the states in which the Methode Group conducts business. When immediately preceded by "Stratos," "Workers' Compensation Plan" means the workers' compensation program to be established by Stratos pursuant to
Section 4.9.

                                    ARTICLE 2
                               GENERAL PRINCIPLES

     2.1 ASSUMPTION OF STRATOS LIABILITIES. Except as specified otherwise in this Agreement or as mutually agreed upon by Stratos and Methode from time to time, effective as of the Contribution Date, Stratos hereby assumes and agrees to pay, perform, fulfill and discharge, in accordance with their respective terms, all of the following: (a) all Liabilities of, or relating to, Stratos Employees or Stratos Transferred Employees, in each case relating to, arising out of, or resulting from future, present or former employment with the Opto Business; (b) all Liabilities relating to, arising out of, or resulting from any other actual or alleged employment relationship with the Stratos Group; and (c) all other Liabilities relating to, arising out of, or resulting from obligations, liabilities and responsibilities expressly assumed or retained by the Stratos Group or a Stratos Plan pursuant to this Agreement. Except as specified otherwise in this Agreement or as otherwise mutually agreed upon by Methode and Stratos from time to time, Methode shall transfer to Stratos amounts equal to trust assets, insurance reserves, and other related assets as consistent with the applicable Plan transition that relates to, arises out of, or results from Stratos' pro rata interest in each Methode Plan.

     2.2  STRATOS' PARTICIPATION IN METHODE PLANS.

     (a) PARTICIPATION IN METHODE PLANS. Except as specified otherwise in this Agreement or as Methode and Stratos may mutually agree, each member of the Stratos Group shall, until the Distribution Date, continue to be a Participating Company in the Methode Plans to the extent that Stratos has not established a corresponding Plan which has commenced operations prior to the Distribution Date.

     (b) TERMINATION OF PARTICIPATING COMPANY STATUS. Except as otherwise may be mutually agreed upon by Methode and Stratos, effective as of the Distribution Date or such earlier date as Stratos establishes a corresponding Plan (as specified in Section 2.2(a) or otherwise in this Agreement), Stratos shall automatically cease to be a Participating Company in the Methode Plans.

     2.3  TERMS OF PARTICIPATION BY STRATOS TRANSFERRED EMPLOYEES IN STRATOS
PLANS.

     (a) SERVICE CREDIT. Except as specified otherwise in this Agreement, with respect to Stratos Transferred Employees, each Stratos Plan shall provide that all service, all compensation and all other benefit-affecting determinations that, as of the Distribution Date, were recognized under the corresponding Methode Plan shall, as of the Distribution Date, receive full recognition


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and credit and be taken into account under such Stratos Plan to the same extent as if such items occurred under such Stratos Plan, except to the extent that duplication of benefits would result.

     (b) ASSUMPTION OF LIABILITIES. Except as specified otherwise in this Agreement, the provisions of this Agreement for the transfer of assets relating to Methode Plans to Stratos and/or the appropriate Stratos Plans are based upon the understanding of the parties that Stratos and/or the appropriate Stratos Plan will assume all Liabilities of the corresponding Methode Plan to or relating to Stratos Transferred Employees, as provided for herein. If any such Liabilities are not effectively assumed by Stratos and/or the appropriate Stratos Plan, then the amount of transferred assets shall be recomputed accordingly, taking into account the retention of such Liabilities by such Methode Plan, and assets shall be transferred from Stratos and/or the appropriate Stratos Plan to Methode and/or the appropriate Methode Plan so as to place Stratos and/or the appropriate Stratos Plan in the position it would have been in had the initial asset transfer been made in accordance with such recomputed amount of assets.

     2.4 STRATOS UNDER NO OBLIGATION TO MAINTAIN PLANS. Except as specified otherwise in this Agreement, nothing in this Agreement shall preclude Stratos, at any time after the Distribution Date, from amending, merging, modifying, terminating, eliminating, reducing, or otherwise altering in any respect any Stratos Plan, any benefit under any Stratos Plan or any trust, insurance policy or funding vehicle related to any Stratos Plans, or any employment or other service arrangement with Stratos Employees or vendors (to the extent permitted by law).

                                    ARTICLE 3
                                   401(K) PLAN

     3.1  401(k) PLAN.

     (a) STRATOS' PARTICIPATION IN METHODE 401(k) PLAN. Members of the Stratos Group shall, until the Distribution Date (or such earlier date as Methode and Stratos may mutually agree), continue to be Participating Companies in the Methode 401(k) Plan. Stratos shall reimburse Methode for any and all direct and indirect costs and expenses associated with their participation in the Methode 401(k) Plan, subject to Section 7.1.

     (b) 401(k) PLAN TRUST. As of the Distribution Date (or such earlier date as Methode and Stratos may mutually agree), Stratos shall establish, or cause to be established the Stratos 401(k) Plan, which is intended to be tax-qualified under Code Section 401(a), and shall establish or cause to be established a trust to fund the Stratos 401(k) Plan, which trust is intended to be exempt from taxation under Code Section 501(a)(1), and all members of the Stratos Group shall cease to be Participating Companies in the Methode 401(k) Plan. Stratos shall file with the IRS on a timely basis a request for a determination letter confirming that the Stratos 401(k) Plan is tax-qualified under Code Section 401(a) and agrees to amend or cause the Stratos 401(k) Plan to be amended to whatever extent necessary to secure such a favorable determination letter. Stratos will provide Methode with a copy of such favorable determination letter promptly upon receipt.


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     (c)  401(k) PLAN: ASSUMPTION OF LIABILITIES AND TRANSFER OF ASSETS.
Effective as of the Distribution Date (or such earlier date as Methode and Stratos may mutually agree): (i) the Stratos 401(k) Plan shall assume and be solely responsible for all Liabilities relating to, arising out of, or resulting from Stratos Transferred Employees under the Methode 401(k) Plan; and (ii) Methode shall cause the accounts of the Stratos Transferred Employees under the Methode 401(k) Plan that are held by its related trust to be transferred to the Stratos 401(k) Plan and its related trust, and Stratos shall cause such transferred accounts to be accepted by such Plan and its related trust. Stratos shall cause the Stratos 401(k) Plan to accept any accounts transferred by Stratos Transferred Employees upon the termination of Methode's Employee Stock Ownership Plan. Any such transfers shall comply with the requirements of Code
Section 414(l) and the applicable provisions of ERISA.

     (d) NO DISTRIBUTION TO STRATOS TRANSFERRED EMPLOYEES. The Methode 401(k) Plan and the Stratos 401(k) Plan shall provide that no distribution of account balances shall be made to any Stratos Transferred Employee on account of the Stratos Group ceasing to be an Affiliate of the Methode Group as of the Distribution Date.

                                    ARTICLE 4
                            HEALTH AND WELFARE PLANS

     4.1 STRATOS' PARTICIPATION IN THE METHODE HEALTH PLANS. Members of the Stratos Group shall, until the Distribution Date (or such other period as Methode and Stratos may mutually agree) be Participating Companies in the Methode Health Plans. Methode shall administer claims incurred under the Methode Health Plans by Stratos Employees before the Distribution Date but only to the extent that Stratos has not, before the Distribution Date, established and assumed administrative responsibility for a corresponding Health Plan. Any determination made or settlements entered into by Methode with respect to such claims shall be final and binding. Methode shall retain financial and administrative ("run-out") Liability and all related obligations and responsibilities for all claims incurred by Stratos Transferred Employees before the Distribution Date (or such other date(s) as Methode and Stratos may mutually agree), including any claims that were administered by Methode as of, on, or after the Distribution Date (or such other date(s) as Methode and Stratos may mutually agree). Stratos shall reimburse Methode for any and all direct and indirect costs and expenses associated with their participation in the Methode Health Plans, subject to Section 7.1.

     4.2  HEALTH PLANS AS OF THE DISTRIBUTION DATE.

     (a) STRATOS HEALTH PLANS. As of the Distribution Date (or such earlier date(s) as Methode and Stratos may mutually agree), Stratos shall establish the Stratos Health Plans and all members of the Stratos Group shall cease to be Participating Companies in the Methode Health Plans.

     (b) PENDING TREATMENTS. Notwithstanding Subsection 4.2(a) above, all treatments which have been pre-certified for or are being provided to a Stratos Transferred Employee as of the Distribution Date shall be provided without interruption under the appropriate Methode


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Health Plan (to the extent such continued treatment is not provided under a
Stratos Health Plan) until such treatment is concluded, discontinued, or, if earlier, through December 31, 2000, pursuant to applicable Health Plan rules and limitations, but Stratos shall continue to be responsible for all Liabilities relating to, arising out of, or resulting from such on-going treatments as of the Distribution Date.

     (c)  CONTINUANCE OF ELECTIONS, CO-PAYMENTS AND MAXIMUM BENEFITS.

     (i) As of the Distribution Date and for the remainder of the plan year in which the Distribution Date occurs (or such other period as Methode and Stratos may mutually agree), Stratos shall use its commercially reasonable efforts to cause the Stratos Health Plans to recognize and maintain all coverage and contribution elections made by Stratos Transferred Employees under the Methode Health Plans and apply such elections under the Stratos Health Plans for the remainder of the period or periods for which such elections are by their terms applicable. The transfer or other movement of employment between Methode to Stratos at any time upon or before the Distribution Date shall neither constitute nor be treated as a "status change" or termination of employment under the Methode Health Plans or the Stratos Health Plans.

     (ii) On and after the Distribution Date, Stratos shall use its commercially reasonable efforts to cause the Stratos Health Plans to recognize and give credit for (A) all amounts applied to deductibles, out-of-pocket maximums, co-payments and other applicable benefit coverage limits with respect to which such expenses have been incurred by Stratos Transferred Employees under the Methode Health Plans for the remainder of the calendar year in which the Distribution Date occurs, and (B) all benefits paid to Stratos Transferred Employees under the Methode Health Plans for purposes of determining when such persons have reached their lifetime maximum benefits under the Stratos Health Plans.

     (d) HCFA. As of the Contribution Date (or such earlier date as Methode and Stratos may mutually agree), Stratos shall assume all Liabilities relating to, arising out of, or resulting from claims, if any, under the HCFA data match reports that relate to Stratos Transferred Employees.

     (e) TRANSFER OF VEBA ASSETS. As of the Distribution Date (or such other date as Methode and Stratos mutually agree), Stratos shall have established a trust qualified under Code Section 501(c)(9) to serve as a funding vehicle for the Stratos Health Plans. As soon as reasonably practicable after the establishment of the Stratos Health Plans, Methode shall cause to be transferred to the trust established by Stratos pursuant to the foregoing provisions of this
Section 4.2(e) the portion of the assets in the trust established to fund the Methode Health Plans that is properly allocable to Stratos Transferred Employees.

     4.3  GROUP LIFE PLAN.

     (a) STRATOS' PARTICIPATION IN METHODE GROUP LIFE PLAN. Members of the Stratos Group shall, until the Distribution Date (or such earlier date as Methode and Stratos may mutually agree), continue to be Participating Companies in the Methode Group Life Plan. Stratos shall reimburse Methode for any and all direct and indirect costs and expenses associated with their participation in the Methode Group Life Plan, subject to Section 7.1.

     (b) STRATOS' ESTABLISHMENT OF STRATOS GROUP LIFE PLAN. As of the Distribution Date (or such earlier date as Methode and Stratos mutually agree), Stratos shall have established the Stratos Group Life Plan, and all members of the Stratos Group shall cease to be Participating Companies in the Methode Group Life Plan.

     4.4  AD&D PLAN.

     (a) STRATOS' PARTICIPATION IN METHODE AD&D PLAN. Members of the Stratos Group shall, until the Distribution Date (or such earlier date as Methode and Stratos may mutually agree), continue to be Participating Companies in the Methode AD&D Plan. Stratos shall reimburse Methode for any and all direct and indirect costs and expenses associated with their participation in the Methode AD&D Plan, subject to Section 7.1.

     (b) STRATOS' ESTABLISHMENT OF STRATOS AD&D PLAN. As of the Distribution Date (or such earlier date as Methode and Stratos mutually agree), Stratos shall establish the Stratos AD&D Plan, and members of the Stratos Group shall cease to be Participating Companies in the Methode AD&D Plan.

     4.5  DISABILITY PLANS.

     (a) DISABILITY PLANS. Members of the Stratos Group shall, until the Distribution Date (or such earlier date as Stratos and Methode may mutually agree), continue to be Participating Companies in the Methode Disability Plans. Stratos will reimburse Methode for any and all direct and indirect costs and expenses associated with their participation in the Methode Disability Plans, subject to Section 7.1.

     (b) STRATOS' ESTABLISHMENT OF STRATOS DISABILITY PLANS. As of the Distribution Date (or such earlier date as Methode and Stratos mutually agree), Stratos shall establish the Stratos Disability Plans, and all members of the Stratos Group shall cease to be Participating Companies in the Methode Disability Plans.

     4.6 SECTION 125 PLAN. Members of the Stratos Group shall, until the Distribution Date (or such earlier date as Methode and Stratos may mutually agree), continue to be Participating Companies in the Methode Section 125 Plan. As of the Distribution Date (or such other date as Methode and Stratos mutually agree), Stratos shall establish the Stratos Section 125 Plan and all members of the Stratos Group shall cease to be Participating Companies in the Methode
Section 125 Plan. Stratos shall reimburse Methode for any and all direct and indirect expenses and costs attributable to Stratos Employees, subject to
Section 7.1.

     4.7 COBRA. Methode shall be responsible through the Distribution Date (or such earlier date as Methode and Stratos may mutually agree), for compliance with the health care continuation coverage requirements of COBRA and the Methode Health and Welfare Plans with respect to Stratos Employees and qualified beneficiaries (as such term is defined under COBRA). Stratos shall be responsible for providing Methode with all necessary employee change notices and related information for covered dependents, spouses, qualified beneficiaries (as such term is defined under COBRA), and alternate recipients pursuant to QMCSO, in accordance with applicable Methode COBRA policies and procedures. As soon as administratively practicable after the Distribution Date (or such other date as Methode and Stratos may mutually agree), Methode shall provide Stratos (through hard copy, electronic format, or such other mechanism as is appropriate under the circumstances), with a list of all qualified beneficiaries (as such term is defined under COBRA) that relate to the Stratos Group and the relevant information pertaining to their coverage elections and remaining COBRA time periods. Effective as of the Distribution Date (or such other date as Methode and Stratos may mutually agree), Stratos shall be solely responsible for compliance with the health care continuation coverage requirements of COBRA and the Stratos Health and Welfare Plans for Stratos Transferred Employees and their qualified beneficiaries (as such term is defined under COBRA); provided, however, Stratos may elect to retain Methode's services in such manner and for such period as Methode and Stratos may mutually agree to assist it with COBRA administration and Stratos will reimburse Methode for its costs and expenses associated with such administration, subject to Section 7.1.

     4.8  LEAVE OF ABSENCE PLANS AND FMLA.

     (a) STRATOS' PARTICIPATION IN METHODE LEAVE OF ABSENCE PLANS. Members of the Stratos Group shall, until the Distribution Date (or such earlier date as Methode and Stratos may mutually agree), continue to be Participating Companies in Methode's Leave of Absence Plans. Stratos shall reimburse Methode for any and all direct and indirect costs and expenses associated with their participation in Methode's Leave of Absence Plans, subject to Section 7.1.

     (b) ALLOCATION OF RESPONSIBILITIES AFTER DISTRIBUTION DATE. Effective as of the Distribution Date (or such earlier date as Methode and Stratos may mutually agree): (i) Stratos shall adopt Leave of Absence Plans; (ii) Stratos shall honor all terms and conditions of leaves of absence which have been granted to any Stratos Employee under a Methode Leave of Absence Plan or FMLA before the Distribution Date by Methode, including such leaves that are to commence after the Distribution Date; and (iii) Stratos shall recognize all periods of service of Stratos Employees and Stratos Transferred Employees with the Methode Group, as applicable, to the extent such service is recognized by the Methode Group for the purpose of eligibility for leave entitlement under the Methode Leave of Absence Plans and FMLA; provided, however, that no duplication of benefits shall, to the extent permitted by law, be required by the foregoing.

     (c) DISCLOSURE. Before the Distribution Date (or such earlier date as Methode and Stratos may mutually agree), Methode shall provide to Stratos copies of all records pertaining to the Methode Leave of Absence Plans and FMLA with respect to all Stratos Employees and Stratos Transferred Employees to the extent such records have not been previously provided.

     4.9  WORKERS' COMPENSATION PLAN.

     (a) ASSUMPTION OF METHODE AND STRATOS WORKERS' COMPENSATION PLAN LIABILITIES BY STRATOS. Effective as of the Contribution Date, Stratos shall assume and be solely responsible for all Liabilities relating to, arising out of, or resulting from their claims by Stratos Employees and Stratos Transferred Employees employment with the Opto Business ("Stratos Claims") whether incurred before or after the Distribution Date.

     (b) PARTICIPATION IN THE METHODE WORKERS' COMPENSATION PLAN. Members of the Stratos Group shall, until the Distribution Date (or such earlier date as Stratos and Methode may mutually agree), continue to be Participating Companies in the Methode Workers' Compensation Plan. Stratos shall fully cooperate with Methode and its insurance company in the administration and reporting of Stratos Claims under the Methode Workers' Compensation Plan. Any determination made, or settlement entered into, by or on behalf of Methode or its insurance company with respect to Stratos claims under the Methode Workers' Compensation Plan shall be final and binding. Stratos shall reimburse Methode and its insurance company for any and all direct and indirect costs related to the Stratos claims or Stratos' participation in the Methode Workers' Compensation Plan, including, but not limited to loss costs, claims administration fees, legal expenses, premium audits, and retrospective premium adjustments, subject to Section 7.1. Methode shall transfer to and reimburse Stratos any assets related to the Stratos claims or Stratos' participation in the Methode Workers' Compensation Plan, including, but not limited to, loss reserves, premium audits, and retrospective premium adjustments.

     (c) OUTSOURCING OF STRATOS WORKERS' COMPENSATION PLAN CLAIMS. Stratos shall have the right to transfer the administration of Stratos Claims incurred under the Methode Workers' Compensation Plan to a third party administrator, vendor, or insurance company ("Outsource"). Stratos shall promptly notify Methode of its intent to transfer such claims, including the material terms and conditions of the transfer before the effective date thereof. Methode, upon the request of Stratos, shall use its commercially reasonable best efforts to procure such Outsourcing on behalf of Stratos, assist Stratos in the transition to Outsourcing, and provide Stratos with any information that is in the possession of Methode and is reasonably available and necessary to obtain such Outsourcing.

     (d) ESTABLISHMENT OF THE STRATOS WORKERS' COMPENSATION PLAN. As of the Distribution Date, Stratos shall be responsible for complying with the workers' compensation requirements of the states in which the Stratos Group conducts business and for obtaining and maintaining insurance programs for its risk of loss. Such insurance arrangements shall be separate and apart from the Methode Workers' Compensation Plan.

                                    ARTICLE 5
                          EQUITY AND OTHER COMPENSATION

     5.1 METHODE LONGEVITY CONTINGENT BONUS PROGRAM; SALES BONUS PROGRAM; AND OPTO DIVISION BONUS PROGRAM. Stratos Employees shall cease their participation in the Methode Longevity Contingent Bonus Program, the Methode Sales Bonus Program and the Methode Opto

Division Bonus Program in the quarter ending prior to the Contribution Date. All Liabilities owed to Stratos Employees as of the Contribution Date under these plans which are allocated by Methode as being payable by Stratos based on the services performed by such employees on behalf of Stratos shall be assumed by Stratos and shall be payable by Stratos pursuant to the terms and subject to the conditions of these plans. Any Liabilities owed to Stratos Employees as of the Contribution Date under these plans which are not assumed by Stratos shall be payable in full by Methode on or before the Distribution Date, provided that the employee is still employed by a member of the Stratos Group.

     5.2 METHODE PERFORMANCE BONUS PLAN. Stratos Employees shall cease their participation in the Methode Performance Bonus Plan in the quarter ending prior to the Contribution Date. All Liabilities owed to Stratos Employees as of the Contribution Date under the Methode Performance Bonus Plan which are allocated by Methode as being payable by Stratos based on the services performed by such employees on behalf of Stratos shall be assumed by Stratos and shall be payable by Stratos pursuant to the terms and subject to the conditions of the Methode Performance Bonus Plan. Any Liabilities owed to Stratos Employees as of the Contribution Date under this plan which are not assumed by Stratos shall be payable in full by Methode on or before the Distribution Date.

     5.3  METHODE OPTIONS.

     (a) OPTION ASSUMPTION BY STRATOS. At the Distribution Date (or such earlier date as Methode and Stratos may mutually agree), each outstanding unvested Methode Option held by Stratos Transferred Employees shall be, in connection with the Distribution, assumed by Stratos. Each Methode Option so assumed by Stratos shall continue to have, and be subject to, the same terms and conditions set forth in the Methode 1997 Stock Plan and as provided in the respective option agreements governing such Methode Options as of the Distribution Date (or such other date as Methode and Stratos may mutually agree), except that (i) such Methode Option shall be exercisable for that number of whole shares of Stratos common stock equal to the quotient of the number of shares of Methode common stock that were issuable upon exercise of such Methode Option as of the Distribution Date divided by the Ratio, rounded down to the nearest whole number of shares of Stratos common stock, and (ii) the per share exercise price for the shares of Stratos common stock issuable upon exercise of such assumed Methode Option shall be equal to the product determined by multiplying the exercise price per share of Methode common stock at which such Methode Option was exercisable as of the Distribution Date by the Ratio, rounded up to the nearest whole cent.

     (b) ASSUMPTION CRITERIA. It is the intention of Methode and Stratos that the assumption of Methode Options by Stratos pursuant to Section 5.3(a) meet the following criteria: (i) the aggregate intrinsic value of the assumed Methode Options immediately after the assumption is not greater than such value immediately before the assumption; (ii) with respect to each such assumed Methode Option, the ratio of the exercise price per share to the Stratos Stock Value of the assumed Methode Options immediately after the assumption is not less than the ratio of the exercise price per share to the Methode Stock Value immediately before the assumption; and (iii) the vesting and option term of the assumed Methode Options shall not be changed.

     5.4  METHODE RESTRICTED STOCK.

     (a) FORFEITURE. On the Distribution Date, Methode Restricted Stock (including any Stratos common stock issued with respect to such Methode Restricted Stock in connection with the Distribution) held by Stratos Transferred Employees shall be forfeited in accordance with the terms of the Methode Incentive Stock Award Plan.

     (b) SUBSTITUTION. Each Stratos Transferred Employee who holds Methode Restricted Stock shall receive Stratos Restricted Stock at the Distribution Date (or such earlier date as Methode and Stratos may mutually agree). The value of a Stratos Transferred Employee's resulting Stratos Restricted Stock award shall be substantially equivalent to the value of his or her forfeited Methode Restricted Stock (such value to be reasonably determined by Stratos immediately before the Record Date (or such other date as Methode and Stratos may mutually agree)). The resulting Stratos Restricted Stock shall vest under circumstances substantially identical to the vesting conditions applicable to the corresponding Methode Restricted Stock.

                                    ARTICLE 6
                            FRINGE AND OTHER BENEFITS

     6.1 EDUCATIONAL ASSISTANCE PROGRAM. As of the date of this Agreement, Stratos shall provide a Stratos Educational Assistance Program to the Stratos Employees which is comparable in all material respects to the Methode Educational Assistance Program. Any and all outstanding approved reimbursements under the Methode Educational Assistance Program for Stratos Employees shall be made by Stratos.

     6.2 CREDIT UNION. Methode shall use its commercially reasonable efforts to make National Credit Union available to Stratos Employees on substantially similar terms and conditions as are offered to current Methode employees through such date as Stratos and Methode may mutually agree. Stratos shall reimburse Methode for any and all related direct and indirect costs and expenses.

                                    ARTICLE 7
                            ADMINISTRATIVE PROVISIONS

     7.1  PAYMENT OF LIABILITIES, PLAN EXPENSES AND RELATED MATTERS.

     (a) EXPENSES AND COSTS CHARGEABLE TO A TRUST. Effective as of the Contribution Date, Stratos shall pay its share of any contributions made to any trust maintained in connection with a Methode Plan while any member of the Stratos Group is a Participating Company in that Methode Plan.

     (b) CONTRIBUTIONS TO TRUSTS. With respect to Methode Plans to which Stratos Employees and Stratos Transferred Employees make contributions, Methode shall use reasonable procedures to determine Stratos assets and Liabilities associated with each such Plan, taking into account such contributions, settlements, refunds and similar payments.

     (c) ADMINISTRATIVE EXPENSES NOT CHARGEABLE TO A TRUST. Effective as of the Contribution Date, to the extent not charged pursuant to an Ancillary Agreement, and to the extent not otherwise agreed to in writing by Methode and Stratos, and to the extent not chargeable to a trust established in connection with a Methode Plan (as provided in section (a)), Stratos shall be responsible, through either direct payment or reimbursement to Methode in accordance with the Master Separation Agreement, for its allocable share of actual third party and/or vendor costs and expenses incurred by Methode and additional costs and expenses, subject to the methodology reasonably agreed upon by Methode and Stratos, in the administration of the Methode Plans while any member of the Stratos Group participates in such Methode Plans.

     7.2 BENEFICIARY DESIGNATION. All beneficiary designations made by Stratos Employees and Stratos Transferred Employees for the Methode Plans shall be transferred to and be in full force and effect under the corresponding Stratos Plans, in accordance with the terms of each such applicable Stratos Plan, until such beneficiary designations are replaced or revoked by the Stratos Employees and Stratos Transferred Employee who made the beneficiary designation.

     7.3 TAX REPORTING. With respect to Stratos Transferred Employees who are required to be furnished a Form W-2 for the calendar year in which the Distribution Date occurs, unless otherwise agreed to by Methode and Stratos, Methode and Stratos agree to follow the "standard procedure" set forth in Revenue Procedure 96-60 with respect to discharging their respective income and employment tax withholding and reporting obligations with respect to such employees.

                                    ARTICLE 8
                           EMPLOYMENT-RELATED MATTERS

     8.1 NON-SOLICITATION OF EMPLOYEES. Methode and Stratos each agree not to solicit or recruit, without the other party's express written consent, the other party's employees for a period of one (1) year following the Distribution Date. Notwithstanding the foregoing, this prohibition on solicitation does not apply to actions taken by a party either: (a) solely as a result of an employee's affirmative response to a general recruitment effort carried out through a public solicitation or general solicitation, or (b) as a result of an employee's initiative.

     8.2 PERSONNEL RECORDS. Subject to applicable laws on confidentiality and data protection, Methode shall deliver to Stratos prior to the Distribution Date (or such earlier date as Methode and Stratos may mutually agree), personnel records of Stratos Employees and Stratos Transferred Employees to the extent such records relate to Stratos Employees' and Stratos Transferred Employees' active employment by, leave of absence from, or termination of employment with Stratos.

     8.3 MEDICAL RECORDS. Subject to applicable laws on confidentiality and data protection, Methode shall deliver to Stratos prior to the Distribution Date (or such earlier date as Methode and Stratos may mutually agree), medical records of Stratos Employees and Stratos Transferred Employees to the extent such records (a) relate to Stratos Employees' and Stratos Transferred Employees' active employment by, leave of absence from, or termination of employment with Stratos, and (b) are necessary to administer and maintain employee benefit plans, including Health Plans and Workers' Compensation Plan and for determining eligibility for paid and unpaid Leaves of Absence for medical reasons.

     8.4 SHARING OF PARTICIPANT INFORMATION. Methode and Stratos shall share, or cause to be shared, all participant information that is necessary or appropriate for the efficient and accurate administration of each of the Methode Plans and the Stratos Plans during the respective periods applicable to such Plans as Methode and Stratos may mutually agree. Methode and Stratos and their respective authorized agents shall, subject to applicable laws of confidentiality and data protection, be given reasonable and timely access to, and may make copies of, all information relating to the subject of this Agreement in the custody of the other party or its agents, to the extent necessary or appropriate for such administration.

     8.4 UNEMPLOYMENT INSURANCE PROGRAM. Unless otherwise directed by Stratos, Methode shall use its commercially reasonable efforts to cause Stratos to receive service from Methode's third party unemployment insurance administrator through the Distribution Date (or such earlier date as Methode and Stratos may mutually agree). Stratos shall reimburse Methode for its allocable share of fees paid and related costs and expenses by Methode to its third party unemployment insurance administrator for services rendered during such period, pursuant to the Master Transitional Services Agreement. Stratos shall cooperate with the unemployment insurance administrator by providing any and all necessary or appropriate information reasonably available to Stratos.

     8.5 NON-TERMINATION OF EMPLOYMENT. No provision of this Agreement, the Master Separation Agreement, or any Ancillary Agreement shall be construed to create any right or accelerate entitlement to any compensation or benefit whatsoever on the part of any Stratos Employee, Stratos Transferred Employee or other former, present or future employee of Methode or Stratos under any Methode Plan or Stratos Plan or otherwise. Without limiting the generality of the foregoing: (a) neither the Distribution or Contribution, nor the termination of the Participating Company status of Stratos or any member of the Stratos Group shall cause any employee to be deemed to have incurred a termination of employment; and (b) no transfer of employment between Methode and Stratos before the Distribution Date shall be deemed a termination of employment for any purpose hereunder.

     8.6 CORRECTION OF EMPLOYEE CLASSIFICATION. Notwithstanding anything elsewhere in this Agreement, if at any time the parties determine that any one or more individuals were identified or designated as Methode Employees, Methode Terminated Employees, Stratos Employees, Stratos Terminated Employees or Stratos Transferred Employees, in error, and the parties agree to correct such error, such individuals shall be considered to have been properly identified or designated, and the parties shall use their reasonable best efforts to implement the terms of this Agreement as they apply to such individuals as if such individuals had been correctly identified or designated as of the Contribution Date or Distribution Date, as applicable.

                                    ARTICLE 9
                                  MISCELLANEOUS

     9.1 ENTIRE AGREEMENT. Except as otherwise set forth in this Agreement, this Agreement, the Master Separation Agreement and the Ancillary Agreements shall constitute the entire agreement between the parties hereto with respect to the subject matter hereof and shall supersede all prior agreements and understandings, whether written or oral, between the parties with respect to such subject matter.

     9.2  AUTHORITY. Each of the parties hereto represents to the other that:
(a) it has the corporate power and authority to execute, deliver and perform this Agreement; (b) the execution, delivery and performance of this Agreement by it has been duly authorized by all necessary corporate action; (c) it has duly and validly executed and delivered this Agreement; and (d) this Agreement is a legal, valid and binding obligation, enforceable against it in accordance with its terms subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and general equity principles.

     9.3 NOTICES. All notices and other communications hereunder shall be in writing and shall be delivered in person, by telecopy, by express or overnight mail delivered by a nationally recognized air courier (delivery charges prepaid), or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties as follows:

          If to Methode:           Methode Electronics, Inc.
                                   7401 W. Wilson Avenue
                                   Chicago, Illinois 60706
                                   Attention: Chief Executive Officer

          If to Stratos:           Stratos Lightwave, Inc.
                                   7444 W. Wilson Avenue
                                   Chicago, Illinois 60706
                                   Attention: Chief Executive Officer
                                   Telecopy No.: (708) 867-3288

or to such other address as the party to whom notice is given may have previously furnished to the others in writing in the manner set forth above. Any notice or communication delivered in person shall be deemed effective on delivery or when delivery is refused. Any notice or communication sent by telecopy or by air courier shall be deemed effective on the first Business Day at the place at which such notice or communication is received following the day on which such notice or communication was sent.

     9.4 AMENDMENT AND MODIFICATION. This Agreement or the Ancillary Agreements may not be amended or modified in any respect except by a written agreement signed by both of the parties hereto.

     9.5 BINDING EFFECT; ASSIGNMENT. This Agreement and all of the provisions hereof shall be binding upon the parties hereto and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Except with respect to a merger of either party with another Person, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by either party hereto without the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed; PROVIDED, HOWEVER, that Methode and Stratos may assign their respective rights, interests, duties, liabilities and obligations under this Agreement to any of their respective Subsidiaries, but such assignment shall not relieve Methode or Stratos, as the assignee, of its obligations hereunder.

     9.6 THIRD PARTY BENEFICIARIES. Except as provided in the previous sentence, nothing in this Agreement, express or implied, is intended to or shall confer upon any Person (other than the Parties and their successors and assigns) any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, and no Person (other than as provided in the previous sentence) shall be deemed a third party beneficiary under or by reason of this Agreement.

     9.7 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same agreement. The Agreement may be delivered by facsimile transmission of a signed copy thereof.

     9.8 WAIVER. The observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) by the party entitled to enforce such term, but such waiver shall be effective only if it is in writing signed by the party against which such waiver is to be asserted. Unless otherwise expressly provided in this Agreement, no delay or omission on the part of any party in exercising any right under this Agreement shall operate as a waiver thereof, nor shall any waiver on the part of any party of any right under this Agreement operate as a waiver of any other right under this Agreement nor shall any single or partial exercise of any right preclude any other or further exercise thereof or the exercise of any other right under this Agreement. No failure by either party to take any action or assert any right hereunder shall be deemed to be a waiver of such right in the event of the continuation or repetition of the circumstances giving rise to such right unless expressly waived in writing by the party against whom the existence of such waiver is asserted.

     9.9 SEVERABILITY. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     9.10 REMEDIES. Each of Methode and Stratos shall be entitled to enforce its rights under this Agreement specifically, to recover damages and costs (including reasonable attorneys' fees) caused by any breach of any provision of this Agreement and to exercise all other rights existing in its favor. Each of Methode and Stratos acknowledges and agrees that under certain circumstances the breach by Methode or any of its Affiliates and Stratos or any of its Affiliates, of a term or provision of this Agreement will materially and irreparably harm the other party, that money damages will accordingly not be an adequate remedy for such breach and that the non-defaulting party, in its sole discretion and in addition to its rights under this Agreement and any other remedies it may have at law or in equity, may apply to any court of law or equity of competent jurisdiction (without posting any bond or deposit) for specific performance and/or other injunctive relief in order to enforce or prevent any breach of the provisions of this Agreement.

     9.11 PERFORMANCE. Each of the parties hereto shall use all commercially reasonable efforts to cause to be performed all actions, agreements and obligations set forth herein to be performed by any Affiliate of such party.

     9.12 HEADINGS. The headings of the sections and subsections of this Agreement are inserted for convenience of reference only and shall not constitute a part hereof.

     9.13 GOVERNING LAW. This Agreement shall be governed, construed and enforced in accordance with the internal laws of the State of Illinois, excluding any choice of law rules which may direct the application of the laws of another jurisdiction.

     9.14 CONSENT TO EXCLUSIVE JURISDICTION. Any action, suit or proceeding arising out of any claim that the parties cannot settle through good faith negotiations shall be heard and determined in any Illinois state or federal court sitting in Chicago. Each of the parties hereto hereby irrevocably and unconditionally: (i) submits to the exclusive jurisdiction of any Illinois state or federal court sitting in Chicago for any such action, suit or proceeding;
(ii) waives, and agrees not to plead or to make, any objection to the venue of any such action, suit or proceeding in the above-named courts; (iii) waives, and agrees not to plead or to make, any claim that any such action, suit or proceeding brought in the above-named courts has been brought in an improper or otherwise inconvenient forum; and (iv) waives, and agrees not to plead or to make, any claim that its is not subject personally to the jurisdiction of the above-named courts.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the day and date first written above.

                                   METHODE ELECTRONICS, INC.


                                   By: /s/ Kevin J. Hayes
                                      -------------------------------
                                        Kevin J. Hayes
                                        Executive Vice President and
                                        Chief Financial Officer


                                   STRATOS LIGHTWAVE, INC.


                                   By: /s/ David A. Slack
                                      -------------------------------
                                        David A. Slack
                                        Vice President, Finance and
                                        Chief Financial Officer